UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CTMX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, CytomX Therapeutics, Inc. (“CytomX” or the “Company”) the Board of Directors of the Company (the “Board”) designated Dr. Sean McCarthy, the Company’s Chairman and Chief Executive Officer, to assume the responsibilities of principal financial officer, effective immediately, following the departure of Debanjan Ray, the Company’s former Chief Financial Officer, principal financial officer and principal accounting officer, whose resignation became effective on May 15, 2019. Dr. McCarthy’s biographical data is incorporated herein by reference as set forth in the Company’s proxy statement filed on April 26, 2019. There are no family relationships between Dr. McCarthy and any of the Company’s directors or executive officers and there are no relationships or related party transactions between Dr. McCarthy and the Company that would be required to be reported.

In addition, the Board designated Robin Knifsend, the Company’s Vice President of Finance, to assume the responsibilities of principal accounting officer, effective immediately. Ms. Knifsend, 50, has served as our Vice President of Finance since October 2017. Prior to joining the Company, Ms. Knifsend held several roles of increasing responsibility at Actelion Pharmaceuticals US since September 2009. Most recently she was the Senior Director of Finance and Corporate Services and managed the finance, tax, planning, facilities and fleet management functions. In addition, she helped launch three pharmaceutical products and led the finance integration into Janssen Pharmaceuticals as a result of the acquisition by Johnson & Johnson. She has also held financial leadership roles at life science and high technology companies including Maxygen, Inc., Chiron Corporation, SNOWBALL.com and Vividence Corporation. She began her career in public accounting at Arthur Andersen in the advisory and tax practice. Ms. Knifsend holds a Bachelor of Science degree in Agricultural and Managerial Economics from the University of California, Davis and is a Certified Public Accountant in the state of California. There are no family relationships between Ms. Knifsend and any of the Company’s directors or executive officers and there are no relationships or related transactions between Ms. Knifsend and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2019	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Lloyd Rowland
Lloyd Rowland
SVP, General Counsel